EXHIBIT 99.1

PROXY

MOUNTAIN BANK HOLDING COMPANY

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON             . 2007

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hans Zurcher and J. B. Rupert, or either one of them, with full power of substitution, as a true and lawful attorney and proxy to vote, as designated in this proxy, all of the shares of common stock of Mountain Bank Holding Company (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at                     , located at                             , on                 , 2007, at              p.m. (Pacific Standard Time), or any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

If signed, this proxy will be voted as directed. If no specific direction is given, this proxy, if signed, will be voted FOR Proposal 1 and Proposal 2. If any other business is properly presented at the meeting, this proxy may be voted by the above-named proxies in their discretion.

Under Washington law, the failure to vote will have the same effect as a vote against the merger.

Please mark, sign, date and return this proxy card promptly using the enclosed pre-paid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Proposal 1: Approval of the Plan and Agreement of Merger dated as of March 28, 2007, among Columbia Banking System, Inc., Columbia State Bank, Mountain Bank Holding Company, and Mt. Rainier National Bank, and the merger, under the terms of which Mountain Bank Holding Company will merge with and into Columbia Banking System, Inc., and Mt. Rainier National Bank will merge with and into Columbia State Bank.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2: If necessary, to adjourn the meeting to permit Mountain Bank Holding Company to solicit additional proxies in the event that it does not have sufficient votes to approve the Plan and Agreement of Merger and the merger as of the date of the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as your name appears in stockholder records. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact and other fiduciaries should indicate their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating the officer’s title. If signer is a partnership, please have an authorized person sign in partnership name.

Dated , 2007.

Printed Name:

Dated , 2007

Printed Name:

PLEASE VOTE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE.